Exhibit 10.11

AFFINITY BANCSHARES, INC.

2018 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

ADDENDUM

NOTICE REGARDING YOUR STOCK OPTION AWARDS

Name:[______]

This notice is provided to you as a recipient of a stock option award (“Stock Option”) under the Affinity Bancshares, Inc. 2018 Equity Incentive Plan (formerly known as the “Community First Bancshares, Inc. 2018 Equity Incentive Plan”) (the “Plan”).

In connection with the completion of the second step conversion of Community First Bancshares, Inc. and the related stock offering, effective January 20, 2021, (collectively, the “Second-Step Conversion”), the number of Non-Qualified Stock Options and the corresponding exercise price.

As a result of the Second-Step Conversion, the number of shares that you are entitled to receive upon exercise and the exercise price (“Exercise Price”) of your unexercised Non-Qualified Stock Options have been converted using the Second-Step Conversion exchange ratio of 0.90685864 (the “Exchange Ratio”) by multiplying the number of Non-Qualified Stock Options by the Exchange Ratio (and rounding down to the nearest whole number) and dividing the Exercise Price by the Exchange Ratio.  Accordingly, the new number of your unexercised Non-Qualified Stock Options and the new Exercise Price are shown below (please note that no fractional shares will be issued).

Grant Date	# of Non-Qualified Stock Options (Unexercised) (Pre-Second-Step Conversion)	Old Exercise Price	# of Non-Qualified Stock Options (Post-Second-Step Conversion)	New Exercise Price

You should keep this Addendum to your Non-Qualified Stock Option Award Agreement.  The vesting, and duration and other terms of your Non-Qualified Stock Options shall remain the same and may be exercised in accordance with the terms and conditions set forth in your Non-Qualified Stock Option Agreement and the Plan.

If you have any questions regarding this notice or your Stock Options, please contact Tessa Nolan, Chief Financial Officer at (770) 385-3559 or tessanolan@newtonfederal.com.

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